          [Letterhead of Skadden, Arps, Slate, Meagher & Flom]



                                                            July 20, 1995



Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania  17011

Ladies and Gentlemen:

           We have acted as special counsel to Rite Aid Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Act"), of $375,000,000 aggregate principal amount (or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company) of (i) the Company's senior or subordinated debt securities (the "Debt Securities"), which may be issued under the Senior Debt Securities Indenture, between the Company and First Trust of New York, National Association, as trustee (the "Senior Indenture"), or the Subordinated Debt Securities Indenture, between the Company and First Trust of New York, National Association, as trustee (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"); (ii) warrants to purchase Debt Securities (the "Warrants"); and (iii) such indeterminate number of shares of Common Stock, par value $1.00 per share (the "Common Stock"), as may be issuable upon conversion of some or all of the Debt Securities, including such shares of Common Stock as may be issued pursuant to anti-dilution adjustments. The Debt Securities, the Warrants and the

Rite Aid Corporation
July 20, 1995
Page 2


Common Stock are collectively referred to herein as the "Securities." We do not express any opinion herein as to the issuance of the Securities under any indenture other than the Indentures. Pursuant to Rule 429 under the Act, the prospectus included in the Registration Statement also relates to $25,000,000 aggregate principal amount of debt securities registered under Registration Statement No. 33-63794 (the "Prior Registration Statement").

           This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

           In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement filed with the Commission on July 20, 1995 under the Act; (ii) the Prior Registration Statement; (iii) an executed copy of each of the Indentures; (iv) the form of underwriting agreement (the "Underwriting Agreement") proposed to be entered into by the Company and the representatives of the several underwriters to be named therein; (v) the Certificate of Incorporation of the Company as in effect on the date hereof; (vi) the By-laws of the Company as in effect on the date hereof; and (vii) resolutions adopted by the Board of Directors of the Company or the Offering Committee thereof authorizing each of the Indentures, the form of Underwriting Agreement, the issuance and sale of the Securities and the proper officers of the Company to determine the final form and terms of the Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

           In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of

Rite Aid Corporation
July 20, 1995
Page 3


documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

           Members of our firm are admitted to the bar in the States of Delaware and New York, and we do not express any opinion as to the laws of any other
jurisdiction.   The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

           Based upon and subject to the foregoing, we are of the opinion that:

           1. Each of the Indentures has been duly authorized, executed and delivered by the Company and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and except that enforcement thereof may also be limited by (x) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (y) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

Rite Aid Corporation
July 20, 1995
Page 4


           2. When (i) the Registration Statement has become effective under the Act; (ii) the terms of the Debt Securities and of their issuance and sale have been duly established as contemplated by the Board Resolutions in conformity with the Indentures relating to the Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Debt Securities have been duly executed, delivered and authenticated in accordance with the applicable Indenture relating to the Debt Securities, and duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, (1) the Debt Securities (including any Debt Securities duly issued upon exercise of any Warrants) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except that enforcement thereof may also be limited by (x) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (y) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States and (2) if Common Stock is issuable upon conversion of any convertible Debt Securities, the Common Stock issuable upon conversion of such convertible Debt Securities will be validly issued, fully paid and nonassessable, assuming that the conversion of the convertible Debt Securities is in accordance with the terms of the Indenture relating thereto and that the Common Stock is issued for consideration at least equal to the par value thereof and otherwise in accordance with the General Corporation Law of the State of Delaware.

Rite Aid Corporation
July 20, 1995
Page 5


           3. When (i) the Registration Statement has become effective under the Act; (ii) the warrant agreement relating to the Warrants (the "Warrant Agreement") in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein has been duly authorized, executed and delivered as contemplated by the Board Resolutions; (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Warrants have been duly executed, delivered and countersigned, in accordance with the Warrant Agreement relating to such Warrants, and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

           We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                   Very truly yours,

                                                   /s/ Skadden, Arps, Slate,
                                                        Meagher & Flom